Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No. 4 to Annual Report of Apollo Solar Energy, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

 (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

 (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jingong Pan
Jingong Pan
Chief Executive Officer and Chairman
February 28, 2011

/s/ Wilson Liu
Wilson Liu
Chief Financial Officer
February 28, 2011

A signed original of this written statement required by Section 906 has been provided to Apollo Solar Energy Inc. and will be retained by Apollo Solar Energy, Inc. and furnished to the Securities and Exchange Commission or its staff upon request